UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 10, 2023

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Trex Way Winchester, Virginia	22601
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TREX	New York Stock Exchange LLC

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Brenda Lovcik as Senior Vice President and Chief Financial Officer

On October 5, 2023 the Board of Directors and the Compensation Committee of Trex Company, Inc. (Company) appointed Brenda Lovcik to serve as the Company’s Senior Vice President and Chief Financial Officer effective October 23, 2023. Mrs. Lovcik will also serve as the principal financial and principal accounting officer of the Company and will be a named executive officer for purposes of our financial filings and public reporting. As the Senior Vice President and Chief Financial Officer, Mrs. Lovcik will be responsible for overseeing all aspects of the finance, accounting and information technology functions of the Company.

Prior to joining the Company Mrs. Lovcik served as Chief Financial Officer, Global Products, Global Supply Chain and Global FP&A at Johnson Controls, Inc. Prior to that she had a successful 20-year career and held multiple senior financial roles at Medtronic, Inc. In her most recent position there as Senior Vice President, Finance and Global FP&A, she led capital allocation strategy and execution, and drove enterprise-wide functional transformation. Prior to this role, she was Chief Financial Officer of several Medtronic business units with revenues ranging from $2.5 billion to $12 billion. Mrs. Lovcik received a B.S. degree in accounting from St. Cloud State University.

There are no family relationships existing between Mrs. Lovcik and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mrs. Lovcik or any member of her immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mrs. Lovcik and any other persons pursuant to which Mrs. Lovcik was appointed to such position.

Base Salary Compensation, Cash Incentive and Term Equity Incentives

Mrs. Lovcik will receive an annual base salary of $540,000, which will be prorated for 2023, and will be a participant in the Company’s Annual Cash Incentive Compensation Program and Long-Term Equity Incentive Compensation Program, as further described in the Company’s Proxy Statement filed March 21, 2023. Mrs. Lovcik’s target award under the Annual Cash Incentive Compensation Program will be 75% of her annual base salary, however, in the first quarter of 2024 contemporaneously with the payment of cash incentive to other employees, Mrs. Lovcik will receive payment of a $200,000 cash incentive (in lieu of any pro-rata cash incentive otherwise due). Additionally, Mrs. Lovcik’s target award under the Long-Term Equity Incentive Compensation Program will be 205% of her annual base salary. In addition, Mrs. Lovcik will receive on October 23, 2023 an equity grant of time-based restricted stock units (RSUs) valued at $300,000, vesting ratably over a 3-year period (with vesting occurring each October). Mrs. Lovcik’s first vesting date will be October 23, 2024, at which time one third of the total RSUs will vest.

Additional Compensation

Mrs. Lovcik will receive a $300,000 cash signing bonus on the Company’s first regular payroll after October 23, 2023, which shall be repayable to the Company if the Company terminates Mrs. Lovcik’s employment For Cause or Mrs. Lovcik elects to resign without Good Reason (as such defined terms are disclosed below in the Change in Control Severance Agreement section), within 2 years after October 23, 2023. Mrs. Lovcik will also receive certain perquisites including but not limited to 401K contributions, a monthly company car allowance, and life insurance premiums.

Mrs. Lovcik is also entitled to relocation benefits in accordance with the Company’s Domestic Relocation Policy, including home sale assistance through October 23, 2024. The Company has also agreed to provide Mrs. Lovcik certain settling-in allowances, the storage of household goods, and temporary commuting costs for up to one year to assist her with her relocation. In the event Mrs. Lovcik voluntarily terminates her employment other than for Good Reason or her employment is terminated For Cause (as defined below), she will be required to reimburse 100% of the relocation benefits if the termination occurs before the first anniversary of her date of hire (October 23, 2023) or 50% of the relocation benefits if the termination occurs between, and including, the first and second anniversary of her date of hire.

Change in Control Severance Agreement

The Company and Mrs. Lovcik will enter into the Company’s standard Form of Change in Control Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer (CIC Agreement) on October 23, 2023. Under this CIC Agreement, if within the period beginning 90 days before and ending two years after a change in control of the Company (as defined in the CIC Agreement), Mrs. Lovcik’s employment is terminated by the Company (other than For Cause or by reason of death or disability) or if she terminates her employment for Good Reason Mrs. Lovcik will be entitled to receive severance benefits as detailed below:
•
a lump sum severance payment equal to 1.5 times the sum of (1) Mrs. Lovcik’s annual base salary (in effect immediately prior to the change in control or termination, whichever is greater), plus (2) the greater of (a) Mrs. Lovcik’s target annual cash incentive for the year immediately prior to the year in which the change in control occurs, (b) Mrs. Lovcik’s target annual cash incentive for the year of the termination of employment, or (c) Mrs. Lovcik’s actual annual cash incentive for the last fiscal year immediately prior to the year of the termination of employment; and

•
continuation of group health and dental insurance, and group life insurance, on the same terms and conditions as though Mrs. Lovcik had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 18 months or until coverage is obtained from a new employer.

For purpose of this agreement, “cause” and “good reason” are defined as follows:
•
“Cause” includes Mrs. Lovcik’s willful or grossly negligent misconduct that is materially injurious to the Company, embezzlement or misappropriation of funds or property of the Company, conviction of a felony or any crime involving fraud, dishonesty, moral turpitude or breach of trust, or willful failure or refusal to devote full business time and attention to the performance of duties.

•
“Good reason” includes a material and adverse change in Mrs. Lovcik’s status or position with the Company, a 10% or greater reduction in his aggregate base salary and targeted annual incentive other than as part of general reduction in executive compensation, the failure by the Company or any successor to continue in effect any employee benefit plan in which she is participating other than as a result of normal expiration of such plan in accordance with its terms, or the relocation of her office more than 50 miles from the current office and further than her then-current residence.

To receive the payment and benefits under the CIC Agreement, Mrs. Lovcik must, among other things, execute a customary release and comply with customary restrictive covenants set forth in her agreements with the Company.

Severance Agreement

In addition, the Company and Mrs. Lovcik will enter into the Company’s standard Form of Severance Agreement between Trex Company, Inc. and executive officers other than the Chief Executive Officer (Severance Agreement) on October 23, 2023 providing for the payment of severance compensation and benefits to her if the Company terminates her employment without Cause or if she resigns for Good Reason. For this purpose, Cause and Good Reason are defined in the same manner as in the CIC Agreement discussed above. Upon such a termination, Mrs. Lovcik will be entitled to receive the following:
•
a lump-sum cash payment equal to 1 times the sum of (1) Mrs. Lovcik’s base salary then in effect, plus (2) an amount equal to the greater of (a) Mrs. Lovcik’s targeted annual cash incentive for the year immediately prior to the year in which her employment terminates, or (b) Mrs. Lovcik’s actual annual cash incentive earned for the preceding year;

•
continued health and dental plan benefits on the same terms and conditions as though the covered executive had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 12 months or until equivalent coverage is obtained from a new employer; and

•
accelerated vesting of all outstanding long-term equity incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares (at the targeted payment level).

To receive the payment and benefits under the CIC Agreement, Mrs. Lovcik must, among other things, execute a customary release and comply with customary restrictive covenants set forth in her agreements with the Company.

The foregoing description of Mrs. Lovcik’s CIC Agreement and Severance Agreement with the Company is qualified in its entirety by reference to the Form of Change in Control Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016 filed on February 21, 2017 and the Form of Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer, filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2023 filed on July 31, 2023, respectively.

Item 7.01	Regulation FD Disclosure.

On October 10, 2023, the Company issued a press release announcing the appointment of Mrs. Lovcik as Senior Vice President and Chief Financial Officer. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith furnishes the following exhibits:

Exhibit	Description of Exhibit
99.1	Press release dated October 10, 2023, announcing the appointment of Brenda Lovcik as Senior Vice President and Chief Financial Officer.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: October 10, 2023	/s/ Bryan H. Fairbanks
Bryan H. Fairbanks
President and Chief Executive Officer